                                                                  Exhibit 99.1

                                 NEWS RELEASE


FOR RELEASE:                                                   CONTACT:
Immediately                                                    Linda A. Kelley
                                                               615-373-0104
                                                               Ext. 224


                 UNITED CITIES GRANTED RATE INCREASE IN IOWA



      BRENTWOOD, TENN.--May 24, 1996--United Cities Gas Co., (NASDAQ:UCIT), a multistate distributor of natural and propane gas, announced today that the Iowa Public Service Commission has granted the company a rate increase of approximately $410,000 in annual revenues, reflecting a 11% return on equity and 10.4% return on rate base.

      An overall rate increase of approximately 8% will go into effect June 1 for about 4,600 customers in or near the cities of Keokuk and Montrose, Iowa. The rate increase is a result of an application filed before the Commission in December of 1995 to counter rising operating costs.

      United Cities Gas Company distributes natural and propane gas to approximately 335,000 customers in ten states. The company is also engaged in other energy-related businesses.


                                     -0-